[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
GLOBAL SMALL CAP FUND, INC.

10f-3 TRANSACTIONS FOR THE PERIOD FEBRUARY 1,2000 THROUGH FEBRUARY 29, 2000
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   02/29/00
Dobson Communications Corp02/03/00 4,500    0.00%    $22.00   162,300    25,000  0.65%    Lehman Bros Inc.       9,000
Mediacom Communications   02/03/00 6,400    0.00%    $19.00   231,800    20,000  1.16%    Salomon Smith Barney   14,300
Fastnet Corp.             02/08/00 300      0.00%    $12.00   11,400     4,000   0.29%    Furman, Selz, Magerdie 0
Rural Cellular Corp.      02/08/00 2,300    0.00%    $61.88   85,600     2,390   3.58%    Merrill Lynch Pierce   3,900
Landacorp Inc.            02/09/00 100      0.00%    $10.00   5,900      3,500   0.17%    Lewco Securities       100
Organic Inc.              02/09/00 1,000    0.00%    $20.00   35,200     5,500   0.64%    Goldman Sachs & Co.    0
Cypress Communications    02/10/00 1,400    0.00%    $17.00   23,100     10,000  0.23%    Bear Stearns           0
Lante Corp.               02/10/00 1,000    0.00%    $20.00   37,600     4,000   0.94%    CS First Boston Corp.  0
Witness Systems           02/10/00 200      0.00%    $20.00   7,400      3,800   0.19%    Lewco Securities       0
Diversa Corp.             02/14/00 1,300    0.00%    $24.00   26,100     7,250   0.36%    Bear Stearns           1,100
Compucredit Corp.         02/16/00 4,300    0.00%    $33.50   154,200    4,600   3.35%    JP Morgan              9,500
Eloquent Inc.             02/17/00 700      0.00%    $16.00   26,800     4,500   0.60%    Piper Jaffray Inc.     0
Hotel Reservations Network02/25/00 800      0.00%    $16.00   27,000     5,400   0.50%    Allen & Company        800

10f-3 TRANSACTIONS FOR THE PERIOD OF MARCH 1,2000 THROUGH MAY 31,2000
                                                                         Total   % of Offer
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/00
Register.Com              03/03/00 600      0.00%    $24.00   26,000     5,000   0.52%    Lewco Securities       0
Prime Response            03/03/00 700      0.00%    $18.00   29,100     3,500   0.83%    Robertson Stephens     0
Versata                   03/03/00 500      0.00%    $24.00   23,300     3,850   0.61%    Thomas Weisel          0
FirstWorld Communications 03/07/00 2,200    0.00%    $17.00   87,800     10,000  0.88%    Lehman Brothers        5,900
Riverdeep Ground PLC ADR  03/09/00 45,000   0.00%    $20.00   45,000     36,500  0.12%    CS First Boston Corp.  45,000
PSI Technologies Holdings 03/16/00 200      0.00%    $16.00   8,600      3,500   0.25%    Lewco Securities       0
Intrabiotics Pharmaceutica03/28/00 600      0.00%    $15.00   13,800     7,500   0.18%    DB Clearing Services   0
Go America Inc.           04/06/00 6,600    0.00%    $16.00   201,200    10,000  2.01%    Bear Stearns           0
I3 Mobile                 04/06/00 400      0.00%    $16.00   15,700     5,100   0.31%    DB Clearing Services   0
DDI Corp.                 04/11/00 45,900   0.00%    $14.00   1,407,500  12,000  11.73%   CS First Boston Corp.  51,900
Genomic Solutions         05/05/00 29,700   0.00%    $8.00    401,400    7,000   5.73%    UBS Warburg            29,700

10f-3 TRANSACTIONS FOR THE PERIOD OF JUNE 1,2000 THROUGH JULY 31, 2000
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              07/31/00
Community Health Systems  06/08/00 3,400    0.00%    $13.00   59,300     18,750  0.32%    Merrill Lynch          0
Virage Inc.               06/28/00 4,500    0.00%    $11.00   123,400    3,500   3.53%    CS First Boston Corp.  13,300
Network Engines           07/13/00 1,100    0.00%    $17.00   34,400     6,500   0.53%    Robertson Stephens & Co0
SMTC Corp.                07/20/00 3,400    0.00%    $16.00   113,900    11,000  1.04%    Lehman Brothers        24,600

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.